EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FOURTH QUARTER REVENUES UP 14% YEAR-OVER-YEAR

December net new assets exceed $11 billion, highest in 23 months

SAN FRANCISCO, January 18, 2011 – The Charles Schwab Corporation announced today that its net income was $119 million for the fourth quarter of 2010, down 27% from $164 million for the fourth quarter of 2009. Prior to the inclusion of charges relating to the Schwab YieldPlus® Fund, Schwab’s fourth quarter net income was $218 million, up 33% over the year ago period. For the twelve months ended December 31, 2010, the company’s net income was $454 million, down 42% from the year-earlier period. The company’s 2010 net income prior to the inclusion of charges relating to YieldPlus and other previously disclosed matters totaled $775 million.

Chairman Charles Schwab said, “I’m proud of the progress we’ve made in building a model of full-service investing and brokerage that goes beyond serving the privileged few to ensure that high-quality help and advice is available to any investor seeking to build a better financial future. We currently serve a record $1.57 trillion in client assets, which represents an 8% compound annual growth rate since 2000 – a testament to the appeal of our approach. Schwab’s share of the investable assets in the U.S. is growing and the future looks bright. We enter 2011 with an expanded range of products and services and enhanced value for our clients.”

	Three Months Ended —December 31,—		% Change	Twelve Months Ended —December 31,—		% Change
Financial Highlights	2010	2009		2010	2009
Net revenues (in millions)	$1,127	$986	14%	$4,248	$4,193	1%
Net income (in millions)	$119	$164	(27%)	$454	$787	(42%)
Diluted earnings per share	$.10	$.14	(29%)	$.38	$.68	(44%)
Pre-tax profit margin	20.3%	27.0%		18.3%	30.4%
Return on stockholders’ equity (annualized)	8%	13%		8%	17%

CEO Walt Bettinger commented, “Our business momentum continues, with $11.4 billion in net new assets for December alone, and we’re demonstrating significantly improved financial performance, with fourth quarter revenues up 14% over year-earlier levels and profits up solidly after adjusting for charges. With the worst of the economic crisis behind us, our focus shifted in 2010 to increasing our investment to drive growth, while at the same time improving profitability regardless of any recovery in short-term interest rates. We nearly doubled our spending on client-related initiatives last year to $130 million, with completed initiatives including an ETF-based advice program, expanded fixed income offerings, and integrated mobile applications for brokerage and banking.”

“We believe the importance of sustained investment in our clients is reflected in the strength of our metrics,” Mr. Bettinger continued. “New brokerage account openings rose by 5% in 2010 and exceeded 750,000 for the fourth consecutive year, net new assets totaled $78.1 billion excluding significant one-time flows, down from 2009 due to the environment, but once again exceeding the pace reported by any other firm, and total client assets were up 11% year-over- year. This continued growth in our client base – along with ongoing recovery in the equity markets – enabled us to rebound from a 19% decline in revenues during 2009 to a 1% increase in 2010, despite absorbing over $200 million in additional money fund management fee waivers. As we planned, rising revenues combined with our expense discipline enabled us to deliver improving profit margins during the year – prior to charges, our fourth quarter pre-tax profit margin was 9 percentage points higher than the first quarter trough. Our commitment to disciplined, profitable growth across all market cycles is unwavering, and we recognize that growth is only possible if we continue to invest in our clients.”

CFO Joe Martinetto added, “Our financial priorities remain straightforward – sustain a healthy balance sheet, support continued growth in our businesses, and deliver improving profitability as market headwinds abate. Our asset quality remains extremely high with limited credit-related losses. In addition, we expanded stockholders’ equity by 22% during 2010 to $6.2 billion, and we ended the year with approximately $1.1 billion in available cash and liquid investments at the parent level. Our full-year 2010 revenues and expenses – setting aside charges – were right in line with our expectations given the environment. We were also encouraged to see sequential improvement across all three of our major sources of revenue – net interest revenue, asset management and administration fees, and trading revenue – in the fourth quarter, only the second such occurrence since the end of 2007. We remain convinced that our diversified business model will enable us to deliver improving revenues and profitability as we go forward even if short-term rates remain at current levels.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 38,000, up 6% year-over-year. Total accounts reached 5.6 million as of December 31, 2010 up 4% year-over-year.

Institutional Services

Advisor Services

•

Expanded Schwab’s annual IMPACT® conference, one of the country’s largest gatherings of independent investment advisors, to include clients and representatives of Other Institutional Services businesses, such as independent retirement plan recordkeepers. Total attendance at the conference was nearly 4,000.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $54.9 billion, up 27% year-over-year.

•	Outstanding mortgage and home equity loans = $8.2 billion, up 17% year-over-year.

•	First mortgage originations during the quarter = $1.7 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.96%, 0.58% and 0.60%, respectively, at month-end December.

•	Schwab Bank High Yield Investor Checking® accounts = 516,000, with $9.9 billion in balances.

•	Introduced a new issue municipal bond calendar that makes it easier for clients to review, research and order new municipal bonds online.

•	Month-end December total assets under management in Schwab ETFs™ = $2.7 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.0 billion.

•	Completed the acquisition of Windhaven Investment Management, Inc. for $150 million in cash and stock.

•	Launched an integrated brokerage and banking application for iPhone® users.

•	Client assets enrolled in the PIMCO Municipal Bond Ladder SMA strategies reached $725 million.

Apple and the Apple logo are trademarks of Apple Inc., registered in the U.S. and other countries. iPhone is a trademark of Apple Inc.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q4_2010_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the company’s revenues and profitability. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the impact of changes in market conditions on money market fund fee waivers, revenue, expenses and pre-tax margins; competitive pressures on rates and fees; the level of client assets, including cash balances; unanticipated adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; the unknown costs of complying with new regulations emerging from recent financial reform legislation; and other factors set forth in the company’s Form 10-Q for the period ending September 30, 2010.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.0 million client brokerage accounts, 1.5 million corporate retirement plan participants, 690,000 banking accounts, and $1.57 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net Revenues
Asset management and administration fees	$497	$436	$1,822	$1,875

Interest revenue	462	365	1,723	1,428
Interest expense	(48)	(55)	(199)	(183)

Net interest revenue	414	310	1,524	1,245

Trading revenue	206	224	830	996
Other	36	43	135	175
Provision for loan losses	(9)	(5)	(27)	(38)
Net impairment losses on securities (1)	(17)	(22)	(36)	(60)

Total net revenues	1,127	986	4,248	4,193

Expenses Excluding Interest
Compensation and benefits	397	371	1,573	1,544
Professional services	92	81	341	275
Occupancy and equipment	70	73	272	318
Advertising and market development	57	50	196	191
Communications	53	51	207	206
Depreciation and amortization	38	38	146	159
Class action litigation and regulatory reserve	124	—	320	—
Money market mutual fund charges	—	—	132	—
Other	67	56	282	224

Total expenses excluding interest	898	720	3,469	2,917

Income before taxes on income	229	266	779	1,276
Taxes on income	(110)	(102)	(325)	(489)

Net Income	$119	$164	$454	$787

Weighted-Average Common Shares Outstanding — Diluted	1,200	1,163	1,194	1,160

Earnings Per Share — Basic	$.10	$.14	$.38	$.68
Earnings Per Share — Diluted	$.10	$.14	$.38	$.68

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $39 million, net of $(17) million and $17 million recognized in other comprehensive income, for the three months ended December 31, 2010 and 2009, respectively, and total other-than-temporary impairment losses of $41 million and $278 million, net of $5 million and $218 million recognized in other comprehensive income, for the twelve months ended December 31, 2010 and 2009, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-10 % change		2010				2009
(In millions, except per share amounts and as noted)	vs. Q4-09	vs. Q3-10	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net Revenues
Asset management and administration fees	14%	6%	$497	$468	$437	$420	$436
Net interest revenue	34%	7%	414	387	383	340	310
Trading revenue	(8%)	13%	206	182	233	209	224
Other	(16%)	13%	36	32	36	31	43
Provision for loan losses	80%	N/M	(9)	(3)	(1)	(14)	(5)
Net impairment losses on securities	(23%)	N/M	(17)	(3)	(8)	(8)	(22)

Total net revenues	14%	6%	1,127	1,063	1,080	978	986

Expenses Excluding Interest
Compensation and benefits	7%	4%	397	381	393	402	371
Professional services	14%	8%	92	85	84	80	81
Occupancy and equipment	(4%)	6%	70	66	68	68	73
Advertising and market development	14%	68%	57	34	43	62	50
Communications	4%	8%	53	49	53	52	51
Depreciation and amortization	—	9%	38	35	36	37	38
Class action litigation and regulatory reserve (1)	N/M	N/M	124	—	—	196	—
Money market mutual fund charges (2)	—	N/M	—	132	—	—	—
Other (3)	20%	(18%)	67	82	65	68	56

Total expenses excluding interest	25%	4%	898	864	742	965	720

Income before taxes on income	(14%)	15%	229	199	338	13	266
Taxes on income	8%	47%	(110)	(75)	(133)	(7)	(102)

Net Income	(27%)	(4%)	$119	$124	$205	$6	$164

Basic earnings per share	(29%)	—	$.10	$.10	$.17	$—	$.14
Diluted earnings per share	(29%)	—	$.10	$.10	$.17	$—	$.14
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	3%	1%	1,200	1,194	1,195	1,188	1,163

Performance Measures
Pre-tax profit margin			20.3%	18.7%	31.3%	1.3%	27.0%
Return on stockholders’ equity (annualized)			8%	8%	14%	—	13%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	23%	13%	$22.7	$20.1	$18.9	$19.5	$18.4
Receivables from brokerage clients	30%	14%	$11.2	$9.8	$9.9	$9.0	$8.6
Loans to banking clients	19%	6%	$8.7	$8.2	$7.8	$7.6	$7.3
Total assets	23%	6%	$92.6	$87.3	$82.3	$78.3	$75.4
Deposits from banking clients	30%	4%	$50.6	$48.8	$45.9	$42.1	$38.8
Payables to brokerage clients	18%	12%	$30.9	$27.7	$26.4	$26.4	$26.2
Long-term debt (4)	33%	—	$2.0	$2.0	$1.3	$1.3	$1.5
Stockholders’ equity	22%	3%	$6.2	$6.0	$5.9	$5.7	$5.1

Other
Full-time equivalent employees (at quarter end, in thousands)	3%	2%	12.8	12.5	12.5	12.6	12.4
Annualized net revenues per average full-time equivalent employee (in thousands)	11%	4%	$355	$340	$343	$310	$321
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	59%	89%	$51	$27	$25	$24	$32

Asset Management and Administration Fees
Asset management and administration fees before money market mutual fund fee waivers	10%	7%	$599	$561	$550	$545	$546
Money market mutual fund fee waivers	(7%)	10%	(102)	(93)	(113)	(125)	(110)

Asset management and administration fees	14%	6%	$497	$468	$437	$420	$436

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	2%	16%	271.6	233.2	302.9	275.7	266.3
Asset-based trades (6)	(5%)	7%	39.3	36.8	46.1	45.6	41.5
Other trades (7)	5%	2%	84.6	82.6	87.6	94.2	80.6

Total	2%	12%	395.5	352.6	436.6	415.5	388.4

Average Revenue Per Revenue Trade (5)	(11%)	(2%)	$12.07	$12.32	$12.15	$12.60	$13.59

(1)

Includes a regulatory reserve of $119 million in the fourth quarter of 2010, a class action litigation reserve of $196 million in the first quarter of 2010, and other charges relating to the Schwab YieldPlus Fund ®.

(2)	Includes a charge of $132 million relating to losses recognized by Schwab money market mutual funds in the third quarter of 2010.

(3)

Includes charges of $21 million and $9 million in the third quarter and first quarter of 2010, respectively, relating to the termination of the Company’s Invest First ® and WorldPoints(a) Visa(b) credit card program.

(4)	Includes $700 million of Senior Notes that mature in 2020, which were issued in the third quarter of 2010.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource ® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

(a) WorldPoints is a registered trademark of FIA Card Services, N.A.; (b)Visa is a registered trademark of Visa International Service Association.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2010			2009			2010			2009
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$5,551	$3	0.21%	$8,005	$6	0.30%	$7,269	$19	0.26%	$7,848	$33	0.42%
Cash and investments segregated	21,017	16	0.30%	17,702	13	0.29%	19,543	57	0.29%	16,291	80	0.49%
Broker-related receivables (1)	379	—	0.16%	388	—	0.04%	317	—	0.08%	363	1	0.28%
Receivables from brokerage clients	9,754	115	4.68%	7,616	97	5.05%	8,981	437	4.87%	6,749	351	5.20%
Other securities owned (2)	—	—	—	344	1	1.15%	74	—	0.45%	126	1	0.79%
Securities available for sale (3)	25,298	110	1.73%	22,482	132	2.33%	24,209	486	2.01%	18,558	521	2.81%
Securities held to maturity	15,308	121	3.14%	3,314	31	3.71%	10,440	361	3.46%	1,915	74	3.86%
Loans to banking clients	8,534	71	3.30%	7,185	64	3.53%	7,987	275	3.44%	6,671	241	3.61%
Loans held for sale (4)	116	1	4.43%	78	—	4.91%	80	4	5.00%	110	5	4.55%

Total interest-earning assets	85,957	437	2.02%	67,114	344	2.03%	78,900	1,639	2.08%	58,631	1,307	2.23%

Other interest revenue		25			21			84			121

Total interest-earning assets	$85,957	$462	2.13%	$67,114	$365	2.16%	$78,900	$1,723	2.18%	$58,631	$1,428	2.44%

Funding sources:
Deposits from banking clients	$49,082	$20	0.16%	$37,079	$34	0.36%	$44,858	$105	0.23%	$31,249	$107	0.34%
Payables to brokerage clients (5)	24,530	—	0.01%	19,810	1	0.02%	22,715	2	0.01%	18,002	3	0.02%
Long-term debt	2,008	28	5.53%	1,514	20	5.24%	1,648	92	5.58%	1,231	71	5.77%

Total interest-bearing liabilities	75,620	48	0.25%	58,403	55	0.37%	69,221	199	0.29%	50,482	181	0.36%

Non-interest-bearing funding sources	10,337			8,711			9,679			8,149
Other interest expense		—			—			—			2

Total funding sources	$85,957	$48	0.22%	$67,114	$55	0.33%	$78,900	$199	0.25%	$58,631	$183	0.32%

Net interest revenue		$414	1.91%		$310	1.83%		$1,524	1.93%		$1,245	2.12%

(1)

Includes receivables from brokers, dealers, and clearing organizations. Interest revenue on broker-related receivables was less than $500,000 in the fourth quarters of 2010 and 2009 and twelve months ended 2010.

(2)	Interest revenue on other securities owned was less than $500,000 for the twelve months ended 2010.

(3)	Amounts have been calculated based on amortized cost.

(4)	Interest revenue on loans held for sale was less than $1 million in the fourth quarter of 2009.

(5)	Interest expense on payables to brokerage clients was less than $500,000 in the fourth quarter of 2010.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2010 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

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THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Income Excluding Certain Charges to Reported Net Income

(In millions)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net Income Excluding Certain Charges	$218	$164	$775	$787
Class action litigation and regulatory reserve (1)	124	—	320	—
Money market mutual fund charges (2)	—	—	132	—
Other expense (3)	—	—	30	—

Total charges	124	—	482	—
Tax effect	(25)	—	(161)	—
Total charges, net of tax	99	—	321	—

Reported Net Income	$119	$164	$454	$787

(1)

Includes a regulatory reserve of $119 million in the fourth quarter of 2010, a class action litigation reserve of $196 million in the first quarter of 2010, and other charges relating to the Schwab YieldPlus Fund®.

(2)	Includes a charge relating to losses recognized by Schwab money market mutual funds in the third quarter of 2010.

(3)

Includes charges of $21 million and $9 million in the third quarter and first quarter of 2010, respectively, relating to the termination of the Company’s Invest First® and WorldPoints Visa credit card program.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q4-10 % change		2010				2009
(In billions, at quarter end, except as noted)	vs. Q4-09	vs. Q3-10	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	25%	4%	$81.1	$77.9	$72.4	$68.0	$65.1
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(10%)	1%	154.5	152.4	156.2	164.1	171.2
Equity and bond funds	11%	8%	46.0	42.7	39.2	43.5	41.6

Total proprietary funds	(6%)	3%	200.5	195.1	195.4	207.6	212.8

Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	19%	8%	208.6	193.9	177.2	187.4	175.0
Mutual fund clearing services	(49%)	12%	42.1	37.5	29.3	86.0	81.8
Other third-party mutual funds(2)	20%	6%	291.8	275.0	249.9	258.7	243.8

Total Mutual Fund Marketplace	8%	7%	542.5	506.4	456.4	532.1	500.6

Total mutual fund assets	4%	6%	743.0	701.5	651.8	739.7	713.4

Equity and other securities (1)	22%	12%	589.4	526.4	474.2	522.2	485.0
Fixed income securities	3%	(2%)	171.3	174.7	172.2	169.5	167.0
Margin loans outstanding	30%	12%	(10.3)	(9.2)	(9.1)	(8.3)	(7.9)

Total client assets	11%	7%	$1,574.5	$1,471.3	$1,361.5	$1,491.1	$1,422.6

Client assets by business
Investor Services	18%	7%	$686.5	$644.6	$568.7	$606.4	$583.2
Advisor Services	11%	7%	654.9	609.9	596.7	624.0	590.4
Other Institutional Services	(6%)	8%	233.1	216.8	196.1	260.7	249.0

Total client assets by business	11%	7%	$1,574.5	$1,471.3	$1,361.5	$1,491.1	$1,422.6

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (3)	61%	117%	$5.0	$2.3	$1.3	$4.4	$3.1
Advisor Services (3)	27%	105%	16.4	8.0	10.2	14.7	12.9
Other Institutional Services (4)	(45%)	12%	4.8	4.3	(49.0)	4.2	8.8

Total net new assets	6%	79%	26.2	14.6	(37.5)	23.3	24.8

Net market gains (losses)	125%	(19%)	77.0	95.2	(92.1)	45.2	34.2

Net growth (decline)	75%	(6%)	$103.2	$109.8	$(129.6)	$68.5	$59.0

New brokerage accounts (in thousands, for the quarter ended)	11%	34%	225	168	206	230	202
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,998	7,919	7,883	7,805	7,701
Banking Accounts (5)	22%	4%	690	665	634	605	567
Corporate Retirement Plan Participants	1%	—	1,477	1,473	1,467	1,469	1,465

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Certain client assets at December 31, 2009, have been reclassified from Mutual Fund OneSource® to other third-party mutual funds.

(3)	Includes inflows of $520 million in Investor Services and $1.5 billion in Advisor Services from the acquisition of Windhaven in the fourth quarter of 2010.

(4)

Includes inflows of $1.2 billion from a mutual fund clearing services client in the fourth quarter of 2010. Includes net outflows of $51.5 billion in the second quarter of 2010 related to the planned deconversion of a mutual fund clearing services client.

(5)	Effective September 2010, the number of banking accounts excludes credit cards. Prior period amounts have been recast to reflect this change.

The Charles Schwab Corporation Monthly Market Activity Report For December 2010

	2009 Dec	2010 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov		% change
													Dec	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	10.2	6.0	7.9	9.4	3.8	(24.8)	(16.5)	6.2	4.2	4.2	6.8	8.0	11.4	43%	12%
Net Market Gains (Losses)	15.0	(27.9)	23.7	49.4	16.9	(74.5)	(34.5)	53.7	(31.5)	73.0	32.3	(5.5)	50.2

Total Client Assets (at month end, in billions of dollars)	1,422.6	1,400.7	1,432.3	1,491.1	1,511.8	1,412.5	1,361.5	1,421.4	1,394.1	1,471.3	1,510.4	1,512.9	1,574.5	4%	11%

New Brokerage Accounts (in thousands)	80	75	66	89	89	59	58	53	59	56	60	66	99	50%	24%

Clients (at month end, in thousands)
Active Brokerage Accounts	7,701	7,734	7,760	7,805	7,852	7,869	7,883	7,891	7,908	7,919	7,932	7,951	7,998	1%	4%
Banking Accounts (2)	567	581	592	605	616	625	634	643	655	665	673	681	690	1%	22%
Corporate Retirement Plan Participants	1,465	1,467	1,467	1,469	1,467	1,462	1,467	1,468	1,467	1,473	1,468	1,463	1,477	1%	1%

Clients’ Daily Average Trades (3) (in thousands)	366.0	465.3	394.8	391.3	439.9	512.7	364.4	365.3	346.7	346.0	371.7	413.9	401.1	(3%)	10%

Market Indices (at month end)
Dow Jones Industrial Average	10,428	10,067	10,325	10,857	11,009	10,137	9,774	10,466	10,015	10,788	11,119	11,006	11,578	5%	11%
Nasdaq Composite	2,269	2,147	2,238	2,398	2,461	2,257	2,109	2,255	2,114	2,369	2,507	2,498	2,653	6%	17%
Standard & Poor’s 500	1,115	1,074	1,104	1,169	1,187	1,089	1,031	1,102	1,049	1,141	1,183	1,181	1,258	7%	13%

Daily Average Market Share Volume (in millions)
NYSE	1,099	1,162	1,145	1,052	1,216	1,678	1,378	1,151	1,003	1,007	1,041	1,039	926	(11%)	(16%)
Nasdaq	1,825	2,443	2,255	2,334	2,540	2,849	2,251	2,126	1,943	2,033	2,035	2,004	1,686	(16%)	(8%)

Total	2,924	3,605	3,400	3,386	3,756	4,527	3,629	3,277	2,946	3,040	3,076	3,043	2,612	(14%)	(11%)

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(345.0)	(14.0)	(344.7)	74.4	233.7	(515.0)	(322.5)	(254.5)	(773.9)	(467.6)	(166.9)	(244.7)	81.8
Small / Mid Capitalization Stock	(51.5)	238.3	132.8	416.3	465.3	(273.1)	(122.0)	(461.7)	(502.6)	(239.5)	(92.4)	63.4	388.6
International	225.9	621.2	352.5	565.3	552.5	(1,118.6)	107.2	63.9	40.1	423.0	577.6	507.0	379.6
Specialized	51.4	86.1	198.4	17.4	143.2	(74.8)	42.4	8.3	(24.4)	115.8	33.7	95.9	61.4
Hybrid	775.1	1,037.5	779.3	1,096.6	767.0	203.0	495.2	363.1	556.0	405.1	662.3	754.8	652.4
Taxable Bond	1,771.6	2,262.2	1,654.9	2,786.5	1,777.5	863.1	1,848.4	2,103.3	1,849.0	1,730.6	1,201.5	(112.4)	(1,331.7)
Tax-Free Bond	473.4	356.0	325.3	331.9	157.3	114.3	8.6	195.4	340.0	(39.8)	87.2	(573.0)	(925.4)
Money Market Funds	(2,204.7)	(1,907.1)	(756.7)	(4,481.4)	(5,372.7)	1,565.1	(4,139.0)	(1,007.5)	(1,028.2)	(1,889.2)	(206.8)	(302.3)	2,852.5

(1)

November 2010 includes inflows of $2.0 billion from the acquisition of Windhaven. October 2010 includes inflows of $1.2 billion from a mutual fund clearing services client. June 2010 and May 2010 include net outflows of $22.0 billion and $29.5 billion, respectively, from the planned deconversion of a mutual fund clearing services client.

(2)

The number of banking accounts excludes credit cards, which totaled 169,000 when the Company ended the sponsorship of its affinity card program at month end September 2010. Prior period amounts have been recast to reflect this change.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.